Exhibit 10.63

OIL AND GAS DEED OF TRUST, SECURITY AGREEMENT

ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

RAINS COUNTY, TEXAS

ENERGYTEC, INC., a Nevada Corporation	AMERICAN BANK OF TEXAS

14785 Preston Road, Ste. 500	P. O. Box 1234

Dallas, Texas 75254	Sherman, Texas 75091-1234

(hereafter called “Borrower”)	(hereinafter called “Beneficiary”)

CONVEYANCE AND GRANT. For valuable consideration, Borrower conveys to JERRY GRIFFIN, Trustee, in trust with power of sale, for the benefit of Beneficiary: (i) all of Borrower’s right, title and interest in and to the Oil and Gas Properties located in RAINS County, Texas, described in EXHIBIT “A” attached hereto, all unsevered and unextracted Hydrocarbons in and under or attributable to said Oil and Gas Properties, and all items incorporated into Oil and Gas Property realty or structures or improvements located therein or thereon in such a manner that said items no longer remain personalty under applicable state law; (ii) a security interest in all of Borrower’s right, title and interest in and to all non-Fixture Operating Equipment, all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, all accounts and general intangibles attributable to the Oil and Gas Properties, all Operating Agreements, all Production Sale Contracts, all of Borrower’s right, title and interest in any funds attributable to any pending or threatened litigation involving the Oil and Gas Properties described in EXHIBIT “A” where such funds are as a result of settlement, and all of Borrower’s contract rights of any nature relating to the Oil and Gas Properties (the “Personalty Collateral”). Proceeds of the Personalty Collateral are also covered, but this should not be construed to mean that Beneficiary consents to Borrower’s sale of any of the Personalty Collateral other than the Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties. If requested by Beneficiary, Borrower agrees to deliver the Production Sales Contracts to Beneficiary; and (iii) A security interest in all of Borrower’s right, title and interest in and to all Fixture Operating Equipment. Proceeds therefrom are also covered, but this should not be construed to mean that Beneficiary consents to Borrower’s sale of any of such equipment (the “Fixture Collateral”).

SUBJECT TO all conditions, covenants, restrictions, reservations and easements that appear of record.

Borrower hereby grants to Beneficiary any and all rights of Borrower to liens and security interests securing payment of proceeds from the sale of production from the Oil and Gas Properties including, but not limited to, those liens and security interests provided for in TEX. BUS. & COM. CODE ANN. §9.319 (Tex. UCC) (Vernons’ Ann. 1988).

DEFINITIONS. The following words shall have the following meanings when used in this Deed of Trust. Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Texas Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Deed of Trust. The words “Deed of Trust” mean this Deed of Trust among Borrower, Beneficiary, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Guarantor. The word Guarantor (individually and/or collectively, as the context may require) means those persons, firms or entities, if any, designated as Guarantor in the Related Documents.

Guaranty. The word Guaranty (individually and/or collectively, as the context may require) means that or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Beneficiary guaranteeing the repayment of all or any part of the Indebtedness.

Hydrocarbons. The word “Hydrocarbons” mean oil, gas and other liquid or gaseous substances.

Improvements. The word “Improvements” means and includes without limitation all existing and future improvements, fixtures, buildings, structures, mobile homes affixed on the Real Property, facilities, additions and other construction on the Real Property.

Indebtedness. The word “Indebtedness” means: (a) the Note; (b) all principal and earned interest and other sums required to be paid pursuant to the Note, this Deed of Trust, and any other instruments related thereto; (c) all sums advanced or costs or expenses incurred by Beneficiary (whether by Beneficiary directly or on Beneficiary’s behalf by the Trustee) which are made or incurred pursuant to or allowed by the terms of this instrument, plus interest thereon at the same rate as provided in the Note from the date paid until reimbursed; (d) other and additional notes, debts, obligations, and liabilities of any kind and character of Borrower, now or hereafter existing in favor of Beneficiary regardless of whether such notes, debts, obligations, and liabilities be direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and regardless of whether such present or future notes, debts, obligations, and liabilities may, prior to their acquisition by Beneficiary, be or have been payable to or be or have been in favor of some other person or have been acquired by Beneficiary in a transaction with one other than Beneficiary, together with any and all renewals and extensions of such notes, debts, obligations, and liabilities, or any part thereof; and (e) all renewals and extensions of the above whether or not Borrower executes any renewal or extension agreement.

Note. The word “Note” means the note dated April 11, 2003, in the principal amount of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00), from Borrower to Beneficiary, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note.

Oil and Gas Property or Properties. The words “Oil and Gas Property or Properties” mean all of Borrower’s right, title and interest, whether now owned or hereafter acquired (after acquired property being expressly subject to this Deed of Trust), in and to the oil and/or gas mineral leases, subleases, farmouts, minerals, royalties, overriding royalties, net profits interests, production payments and similar mineral interests described in EXHIBIT “A” attached hereto and made a part hereof. The term “Oil and Gas Property or Properties” as used herein includes any amendments, renewals, extensions, substitutions or replacements, whether nor in existence or hereafter executed, of any of the oil and gas leases or other written instruments described in EXHIBIT “A”. The term “Oil and Gas Property or Properties” also includes any oil and gas leases described in EXHIBIT “A” in which Borrower owns an interest but which are not specifically described in EXHIBIT “A”. The working interests and net revenue interests shown in EXHIBIT “A” are the interests believed to be owned by Borrower at this time, but are in no way intended to limit the extent of the interests mortgaged hereunder.

Operating Equipment. The words “Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on any of the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including, but not limited to, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication system roads, loading racks and shipping facilities. The term does not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under applicable state law. “Fixture Operating Equipment” means any of the above described items which, as a result of being affixed to realty or structures or improvements located therein or thereon with the intent that they remain there permanently, constitute fixtures under applicable state law.

Production Sale Contracts. The words “Production Sale Contracts” mean all contracts now in effect or hereafter entered into by Borrower or Borrower’s predecessors in title for the sale, purchase, exchange or processing of Hydrocarbons produced from the Oil and Gas Properties.

Personal Property. The words “Personal Property” mean all Personalty Collateral now or hereafter owned by Borrower, and such other personal property as may be described in this Deed of Trust; together with all accessions, parts, additions to, replacements of, and substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word “Property” means collectively the Real Property and the Personal Property.

Real Property. The words “Real Property” mean and include all Oil and Gas Properties and all Fixture Collateral.

Related Documents. The words “Related Documents” mean and include without limitation all credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word “Rents” means all present and future rents, revenues, income, issues, bonuses, production payments, royalties, profits, and other benefits derived from the Property.

THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Borrower shall pay to Beneficiary all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Borrower’s obligations under the Indebtedness and this Deed of Trust.

COLLECTION OF PROCEEDS FROM PRODUCTION.

Beneficiary’s Receipt of Production Proceeds. As a consequence of Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties and proceeds therefrom, Borrower agrees that Beneficiary will be entitled to receive upon notice such Hydrocarbons (and the proceeds therefrom) which are produced from and which accrue to the Oil and Gas Properties beginning at 12:01 a.m. on the first day of the first full calendar month following the date of delivery by Beneficiary to Borrower of its written notice. All parties producing, purchasing or receiving any such Hydrocarbons or the proceeds therefrom are authorized and directed to treat Beneficiary as the party entitled in Borrower’s place and stead to receive such Hydrocarbons and the proceeds therefrom; and further, such parties will be fully protected in so treating Beneficiary and will be under no obligation to see to the application by Beneficiary of any such proceeds received by it

Application of Proceeds. All payments received by Beneficiary pursuant to this Section shall be placed in a collateral collection account at Beneficiary and applied each month as follows:

(i)	FIRST, toward satisfaction of all costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Indebtedness not represented by a written instrument.

(ii)	SECOND, to the payment of all accrued interest on the Indebtedness.

(iii)	THIRD, to the payment of any then due and owing principal constituting part of the Indebtedness,

(iv)	FOURTH, the balance, if any, may either be applied against any unmatured principal constituting part of the Indebtedness (the method of application being wholly in Beneficiary’s discretion) or, at Beneficiary’s option, may be released to Borrower.

Borrower’s Payment Duties. Nothing contained herein will limit Borrower’s absolute duty to make payment on the Indebtedness when the proceeds received by Beneficiary pursuant to this Section are insufficient to pay the interest and principal then owing, and the receipt of proceeds under this Section will be in addition to all other security now or hereafter existing to secure payment of the Indebtedness.

Liability of Beneficiary. Beneficiary is hereby absolved from all liability for failure to enforce collection of any of such proceeds and from all other responsibility in connection therewith except the responsibility to account to Borrower for proceeds actually received.

Indemnification. Borrower agrees to indemnify Beneficiary against all claims, actions, liabilities, judgments, costs, attorneys’ fees or other charges of whatsoever kind or nature (hereafter referred to in this subsection as “Claims”) made against or incurred by Beneficiary as a consequence of the assertion, either before or after the payment in full of the Indebtedness, that Beneficiary received Hydrocarbons or proceeds pursuant to this Section which were claimed by third persons. Beneficiary will have the right to employ attorneys of its choice to defend against any such Claims and in such event, Borrower shall, upon demand, reimburse Beneficiary for all attorneys fees and related expenses incurred by Beneficiary and unless furnished with reasonable indemnity, Beneficiary will have the right to pay or compromise and adjust all such Claims. Borrower will indemnify and pay to Beneficiary all such amounts as may be paid in respect thereof or as may be successfully adjudged against Beneficiary. The liabilities and Obligations of Borrower as set forth in this subsection will survive the termination of this Deed of Trust.

Change of Purchaser. Borrower shall keep Beneficiary apprised at all times of the name and address of each purchaser of oil or gas from the Oil and Gas Properties and shall promptly inform Beneficiary of any change in the purchaser of oil or gas. Borrower shall at all times provide Beneficiary with the identification number of each lease which constitutes a portion of the Oil and Gas Properties which has been ascribed to such lease by the purchaser of oil or gas from such lease.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Borrower agrees that Borrower’s possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Borrower may (a) remain in possession and control of the Property, (b) use, operate or manage the Property, and (c) collect any Rents from the Property.

Duty to Maintain. Borrower shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Hazardous Substances. The terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release,” as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Borrower represents and warrants to Beneficiary that: (a) During the period of Borrower’s ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about the Property; (b) Borrower has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Beneficiary in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (c) Except as previously disclosed to and acknowledged by Beneficiary in writing, (i) neither Borrower nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance or, under, or about the Property and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. Borrower authorizes Beneficiary and its agents to enter upon the Property to make such inspections and tests as Beneficiary may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Beneficiary shall be at Borrower’s expense, shall be for Beneficiary’s purposes only and shall not be construed to create any responsibility or liability on the part of Beneficiary to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Property for hazardous waste. Borrower hereby (a) releases and waives any future claims against Beneficiary for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Beneficiary against any and all claims, losses, liabilities, damages, penalties, and expenses which Beneficiary may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower’s ownership or interest in the Property, whether or not the same was or should have been known to Borrower. The provisions of this section of the Deed of Trust including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and release of the lien of this Deed of Trust and shall not be affected by Beneficiary’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Borrower shall not cause, conduct or permit any nuisance nor commit permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Specifically without limitation, Borrower will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Beneficiary. This restriction will not apply to rights and easements (such as gas and oil) not owned by Borrower and of which Borrower has informed Beneficiary in writing prior to Borrower’s signing of this Deed of Trust.

Removal of Improvements. Borrower shall not demolish or remove any Improvements from the Real Property without the prior written consent of Beneficiary. As a condition to the removal of any Improvements, Beneficiary may require Borrower to make arrangements satisfactory to Beneficiary to replace such Improvements with Improvements of at least equal value.

Beneficiary’s Right to Enter. Beneficiary and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Beneficiary’s interests and to inspect the Property for purposes of Borrower’s compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Borrower shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Beneficiary in writing prior to doing so and so long as Beneficiary’s interests in the Property are not jeopardized. Beneficiary may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Beneficiary, to protect Beneficiary’s interest.

Duty to Protect. Borrower agrees neither to abandon nor leave unattended the Property. Borrower shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY BENEFICIARY. Beneficiary may, at its option, declare immediately due and payable all Indebtedness secured by this Deed of Trust upon the sale or transfer, without the Beneficiary’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest therein; whether legal or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of such Real Property interest If any Borrower is a corporation or partnership, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock or partnership interests, as the case may be, of Borrower. However, this option shall not be exercised by Beneficiary if such exercise is prohibited by Federal law or by Texas Law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust:

Payment. Borrower shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Borrower shall maintain the Property free of all liens having priority over or equal to the interest of Beneficiary under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Contest. Borrower may withhold payment of any tax, assessment or claim in connection with a good faith dispute over the obligation to pay, so long as Beneficiary’s interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Borrower shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Borrower has notice of the filing, secure the discharge of the lien, or if requested by Beneficiary, deposit with Beneficiary, cash or a sufficient corporate surety bond or other security satisfactory to Beneficiary in an amount sufficient to discharge the lien plus any costs and attorneys’ fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Borrower shall defend itself and Beneficiary and shall satisfy any adverse judgment before enforcement against the Property. Borrower shall name Beneficiary as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Borrower shall upon demand furnish to Beneficiary satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Beneficiary at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Borrower shall notify Beneficiary at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $1,000.00. Borrower will upon request of Beneficiary furnish to Beneficiary advance assurances satisfactory to Beneficiary that Borrower can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust:

Maintenance of Insurance. Borrower shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property and all Personal Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Beneficiary, together with such other insurance, including but not limited to hazard, liability, business interruption, and boiler insurance, as Beneficiary may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Beneficiary. Borrower MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY Borrower OR THROUGH

EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF TEXAS. If Borrower fails to provide any required insurance or fails to continue such insurance in force, Beneficiary may, but shall not be required to, do so at Borrower’s expense, and the cost of the insurance will be added to the Indebtedness. If any such insurance is procured by Beneficiary at a rate or charge not fixed or approved by the State Board of Insurance, Borrower will be so notified, and Borrower will have the option for five (5) days of furnishing equivalent insurance through any insurer authorized to transact business in Texas. Borrower, upon request of Beneficiary, will deliver to Beneficiary from time to time the policies or certificates of insurance in form satisfactory to Beneficiary, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Beneficiary.

Application of Proceeds. Borrower shall promptly notify Beneficiary of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $250.00. Beneficiary may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. Whether or not Beneficiary’s security is impaired, Beneficiary may, at its election, apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Beneficiary elects to apply the proceeds to restoration and repair, Borrower shall repair or replace the damaged or destroyed Property in a manner satisfactory to Beneficiary. Beneficiary shall, upon satisfactory proof of such expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration if Borrower is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Beneficiary has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Beneficiary under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Beneficiary holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Borrower as Borrower’s interests may appear.

Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee’s sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

Borrower’s Report on Insurance. Upon request of Beneficiary, however not more than once a year, Borrower shall furnish to Beneficiary a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Borrower shall, upon request of Beneficiary, have an independent appraiser satisfactory to Beneficiary determine the cash value replacement cost of the Property.

ESCROW FOR TAXES AND INSURANCE. At the request of Beneficiary, Borrower shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against the Property by paying to Beneficiary contemporaneously with each installment of principal and interest on the note a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the Property, or any part thereof, plus taxes and assessments next due on the Property or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary, divided by the number of months to elapse before one month prior to the date when such premiums, taxes, and assessments will become delinquent, such sums to be held by Beneficiary without interest, for the purpose of paying such premiums, taxes, and assessments. Any excess reserve shall, at the discretion of Beneficiary therefor, be credited by Beneficiary on subsequent payments to be made on the Indebtedness, and any deficiency shall be paid by Borrower to Beneficiary on or before the date when such premiums, taxes, and assessments shall become delinquent. Transfer of legal title to the Property shall automatically transfer to the transferee title in all sums deposited under the provisions of this Section.

FINANCIAL STATEMENTS. Borrower and each Guarantor of the Indebtedness, shall furnish to Beneficiary on an annual basis, balance sheets, income statements and cash flow statements in such form and detail as Beneficiary shall require.

APPRAISALS. Borrower shall furnish to Beneficiary, upon request, such appraisals of the Property as may be required of Beneficiary under applicable State or Federal laws and regulations issued pursuant thereto.

ANNUAL REPORTS. Borrower shall furnish to Beneficiary, upon request, a certified statement of net operating income received from the Property during Borrower’s previous fiscal year in such form and detail as Beneficiary shall require. “Net operating income” shall mean all cash receipts from the Property less all cash expenditures made in connection with the operations of the Property.

EXPENDITURES BY BENEFICIARY. If Borrower fails to comply with any provision of this Deed of Trust, or if any action or proceeding is commenced that would materially affect Beneficiary’s interests in the Property, Beneficiary on Borrower’s behalf may, but shall not be required to, take any action that Beneficiary deems appropriate. Any amount that Beneficiary expends in so doing will bear interest at the Note rate from the date incurred or paid by Beneficiary to the date of repayment by Borrower. All such expenses, at Beneficiary’s option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note’s maturity. This Deed of Trust also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Beneficiary may be entitled on account of the default. Any such action by Beneficiary shall not be construed as curing the default so as to bar Beneficiary from any remedy that it otherwise would have had.

WARRANTY: DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Borrower warrants that: (a) Borrower holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth herein or in any title insurance policy, title report, or attorney’s opinion issued in favor of, and accepted by, Beneficiary in connection with this Deed of Trust, and (b) Borrower has the full right, power, and authority to execute and deliver this Deed of Trust to Beneficiary.

Oil and Gas Properties. Borrower warrants that (i) the Oil and Gas Properties described in EXHIBIT “A” are valid and subsisting and are paramount to all claims by others except as stated, that all royalties due have been paid and all wells have been drilled in accordance with applicable rules and regulations; (ii) Borrower is not obligated, by virtue of a prepayment arrangement under any contract providing for the sale by Borrower of Hydrocarbons and containing a “take or pay” clause or similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor; (iii) Borrower has not produced gas, in any material amount, subject to, and neither Borrower nor any of the Oil and Gas Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which Borrower has established monetary reserves adequate in amount to satisfy such obligations, and has segregated such reserves from other accounts; and (iv) Borrower owes no sum to third parties which could be the basis for a lien against the Oil and Gas Properties.

Defense of Title. Subject to the exception in the paragraph above, Borrower warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Borrower’s title or the interest of Trustee or Beneficiary under this Deed of Trust, Borrower shall defend the action at Borrower’s expense. Borrower may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Beneficiary’s own choice, and Borrower will deliver, or cause to be delivered, to Beneficiary such instruments as Beneficiary may request from time to time to permit such participation.

Compliance with Laws. Borrower warrants that the Property and Borrower’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

OPERATION OF PROPERTY. As long as any of the Indebtedness remains unpaid, and whether or not Borrower is the operator of the Oil and Gas Properties, Borrower shall (at Borrower’s own expense):

(i)	Do all things necessary to keep unimpaired Borrower’s rights in the Property and not abandon any well or forfeit, surrender or release any oil and gas lease, sublease or farm-out or any rights in the Property or enter into any operating agreement without Beneficiary’s prior written consent; and

(ii)	Cause the Property to be maintained, developed and protected against drainage and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices, applicable operating agreements, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith; and

(iii)	Promptly pay or cause to be paid when due and owing: (1) all rentals and royalties (including shut-in royalties) payable in respect of the Property and upon request, furnish Beneficiary with proof of payment; (2) all expenses incurred in or arising from the operation or development of the Property; and (3) all taxes, assessments and governmental charges legally imposed upon this Deed of Trust, upon the Property, upon the interest of Beneficiary or the Trustee, or upon the income and profits from any of the above and furnish Beneficiary with proof of payment of same; and

(iv)	Cause the Operating Equipment to be kept in good and effective operating condition and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto needful to the production of Hydrocarbons from the Oil and Gas Properties; and permit the Trustee and Beneficiary (through its agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting the condition and operations of the Property; and

(v)	Not, directly or indirectly, enter into any sale, lease, or exchange of any property or any contract for the rendering of goods or services with respect to any of the Oil and Gas Properties (including, but not limited to, operating agreements under which Borrower or an affiliate serves as operator) with any affiliate of Borrower other than upon fair and reasonable terms no less favorable than could be obtained in an arms length transaction with a person not an affiliate of Borrower.

SALE OF PROPERTY. Borrower shall not sell, convey or otherwise dispose of any of the Property not any of Borrower’s right, title or interest therein (excluding sales of severed Hydrocarbons in the ordinary course of Borrower’s business) without first securing Beneficiary’s written consent.

RECORDS, STATEMENTS AND REPORTS. Borrower shall keep proper books of record and account in which complete and correct entries shall be made of Borrower’s transactions in accordance with generally accepted accounting principles and shall furnish or cause to be furnished to Beneficiary:

(i)	Within ninety (90) days after the close of each fiscal year, the balance sheet of Borrower as of the close of such fiscal year and Borrower’s financial statement for such fiscal year certified by a certified public accountant acceptable to Beneficiary; and

(ii)	Within forty-five (45) days after the close of each of the first three quarters in each fiscal year, the balance sheet of Borrower as of the close of such quarter and Borrower’s financial statement and income statement for such quarter certified by Borrower, or if, Borrower is a corporation or partnership, by an authorized financial officer or partner of Borrower; and

(iii)

Upon request, which shall not be more than once a year, reports prepared by an independent person or firm acceptable to Beneficiary concerning: (1) the quantity of Hydrocarbons receivable from the Oil and Gas Properties; (2) the projected income and expense attributable to the Property; and (3) the expediency of any change in methods of treatment or operation of all or any wells productive of Hydrocarbons, any new drilling or development, any method of secondary recovery by repressuring or otherwise, or any other action with respect to the Property, the decision as to which may increase or reduce the quantity of Hydrocarbons ultimately recoverable, or the rate of production thereof; and

(iv)	At the end of each calendar month, a report showing the gross proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties described in EXHIBIT “A” (including any thereof taken by Borrower’s own use); the quantity of such Hydrocarbons sold; the severance, gross production, windfall profit, occupation, or gathering taxes deducted from or paid out of such proceeds; the number of wells operated, drilled or abandoned; and such other information as Beneficiary may reasonably request (upon request of Beneficiary, the reports referred to in subdivision (iii) above and this subdivision (iv) shall set forth the information required on a lease or unit basis); and

(v)	Such other information concerning the business and affairs and financial condition of Borrower as Beneficiary may from time to time reasonably request.

POOLING AND UNITIZATION. Borrower will have the right and is hereby authorized to pool or unitize all or any part of any Oil and Gas Properties with adjacent lands, leaseholds and other interests when in the reasonable judgment of Borrower, it is necessary or advisable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Oil and Gas Properties affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that any unit so formed for the production of oil will not substantially exceed 80 acres, and any unit so formed for the production of gas will not substantially exceed 320 acres, unless a larger area is required to conform to an applicable law or governmental order or regulation relating to the spacing of wells or to obtain the maximum allowable production under any applicable law or governmental order or regulation relating to the proration of production therefrom; and further provided that the Hydrocarbons produced from any unit so formed will be allocated among the separately owned tracts or interests comprising the unit in proportion to the respective surface areas thereof. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area, to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Immediately after the formation of any such unit. Borrower shall furnish to Beneficiary a true copy of the pooling agreement declaration of pooling or other instrument creating such unit, in such manner of counterparts as Beneficiary may reasonably request. The interest in any such unit attributable to the Oil and Gas Properties (or any part thereof) included therein as well as any other interest Borrower may have in such unit will become a part of the Property and will be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of Borrower therein were specifically described in EXHIBIT “A”. Borrower may enter into pooling or unitization agreements not hereinabove authorized only with the prior written consent of Beneficiary.

CONDEMNATION. The following provisions relating to proceedings in condemnation are a part of this Deed of Trust:

Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Beneficiary may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys’ fees necessarily paid or incurred by Borrower, Trustee or Beneficiary in connection with the condemnation.

Proceedings. If any proceeding in condemnation is filed, Borrower shall promptly notify Beneficiary in writing, and Borrower shall promptly take such steps as may be necessary to defend the action and obtain the award. Borrower may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Borrower will deliver or cause to be delivered to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

ASSIGNMENT OF RENTS. As additional security for the payment of the Indebtedness, Borrower hereby absolutely assigns to Beneficiary all Rents as defined above. Until the occurrence of an Event of Default Borrower is granted a license to collect and retain the Rents; however, upon receipt from Beneficiary of a notice that an Event of Default exists under this Deed of Trust, Beneficiary may terminate Borrower’s license, and then Beneficiary, as Borrower’s agent, may collect the Rents. In addition, if the Property is vacant Beneficiary may rent or lease the Property. Beneficiary shall not be liable for its failure to rent the Property, to collect any rents, or to exercise diligence in any matter relating to the Rents; Beneficiary shall be accountable only for Rents actually received. Beneficiary neither has nor assumes any obligation as lessor or landlord with respect to any occupant of the Property. Rents so received shall be applied by Beneficiary first to the remaining unpaid balance of the Indebtedness, in such order or manner as Beneficiary shall elect, and the residue, if any, shall be paid to the person or persons legally entitled to the residue.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Beneficiary shall have all of the rights of a secured party under the Texas Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Beneficiary, Borrower shall execute financing statements and take whatever other action is requested by Beneficiary to perfect and continue Beneficiary’s security interest in the Property. In addition to recording this Deed of Trust in the real property records, Beneficiary may, at any time and without further authorization from Borrower, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Borrower shall reimburse Beneficiary for all expenses incurred in perfecting or continuing this security interest. Upon default, Borrower shall assemble the Personal Property in a manner and at a place reasonably convenient to Borrower and Beneficiary and make it available to Beneficiary within three (3) days after receipt of written demand from Beneficiary.

Addresses. The mailing addresses of Borrower (debtor) and Beneficiary (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Texas Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Beneficiary, Borrower will make, execute and deliver, or will cause to be made, executed or delivered, to Beneficiary or to Beneficiary’s designee, and when requested by Beneficiary, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Beneficiary may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (a) the obligations of Borrower under the Note, this Deed of Trust, and the Related Documents, and (b) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Borrower, including but not limited to the prompt execution and delivery of all division or transfer orders which in Beneficiary’s opinion are required to transfer to Beneficiary the proceeds from the sale of all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties. Unless prohibited by law or agreed to the contrary by Beneficiary in writing. Borrower shall reimburse Beneficiary for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Borrower fails to do any of the things referred to in the preceding paragraph, Beneficiary may do so for and in the name of Borrower and at Borrower’s expense. For such purposes, Borrower hereby irrevocably appoints Beneficiary as Borrower’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Beneficiary’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Borrower pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Borrower under this Deed of Trust, Beneficiary shall execute and deliver to Borrower a release of this Deed of Trust lien and suitable statements of termination of any financing statement on file evidencing Beneficiary’s security interest in the Rents and the Personal Property. Reasonable costs for preparation of such release and statements of termination together with any filing fees required by law shall be paid by Borrower, if permitted by applicable law.

EVENTS OF DEFAULT. The following events shall constitute Defaults.

Default. Default in the timely payment of any installment of principal and interest of the Indebtedness or in the performance of any covenant or provision of any Related Document.

Insolvency. Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Property, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance of the Indebtedness; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Beneficiary granted or referred to in the Related Documents or take any action in furtherance thereof.

Bankruptcy. The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Related Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Indebtedness, or seeking to effect a suspension or having the effect of suspending any of the rights of Beneficiary granted or referred to in the Related Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

Breaches. The discovery by Beneficiary that any warranty, covenant, or representation made to Beneficiary by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Default, and after giving any required statutory notice of Default, including any notice required under the Texas Property Code, and after Borrower’s failure to cure the Default during any statutory cure period, and at any time thereafter, Trustee or Beneficiary, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accelerate Indebtedness. Beneficiary may declare the unpaid principal balance of the Indebtedness due and payable. In no event will Borrower be required to pay any unearned interest.

Foreclosure. If Beneficiary invokes the power of sale, Trustee, at the request of Beneficiary, may sell all or any portion of the Property at public auction to the highest bidder for cash at the location within the courthouse designated by the County Commissioners Court, or if no such area has been designated, at the area designated in the notice of sale within the courthouse, between the hours of 10:00 A.M. and 4:00 P.M. on the first Tuesday of any month, after the Beneficiary or its agent has given notice of the time, place, and terms of sale and of the property to be sold as required by the Texas Property Code, as then amended. Trustee shall have the right to sell the Personal Property and the Real Property, pursuant to TEX. BUS. & COM. CODE §9.501.

UCC Remedies. With respect to all or any part of the Personal Property, Beneficiary shall have all the rights and remedies of a secured party under the Texas Uniform Commercial Code. Upon the occurrence of an Event of Default, or at any time thereafter, Beneficiary may, without notice to Borrower, exercise its right to declare all Indebtedness secured by the security interest created herein to be immediately due and payable in which case Beneficiary will have all rights and remedies granted by law and particularly by the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property, and for this purpose, Beneficiary may enter upon any premises on which any or all of the Personal Property is situated and take possession of and operate said Personal Property or remove it therefrom. Beneficiary may require Borrower to assemble the Personal Property and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties. Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary will send Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personal Property is to be made, this requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Borrower at the address designated at the beginning of this agreement at least five (5) days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Beneficiary will be entitled to recover reasonable attorneys’ fees and legal expenses as provided for in this instrument and in the writings evidencing said Indebtedness before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Indebtedness. Borrower will remain liable for any deficiency remaining after the sale or other disposition. Beneficiary may, at its option, designate Trustee or Substitute Trustee to proceed to sell the Personal Property along with the Real Property.

Trustee’s Powers. Borrower hereby jointly and severally authorizes and empowers Trustee to sell all or any portion of the Property together or in lots or parcels, as Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such Property good and sufficient deeds of conveyance of fee simple title, or of lesser estates, and bills of sale and assignments, with covenants of general warranty made on behalf of Borrower. In no event shall Trustee be required to exhibit, present or display at any such sale any of the Property to be sold at such sale. The Trustee making such sale shall receive the proceeds of the sale and shall apply the same as provided below. Payment of the purchase price to Trustee shall satisfy the liability of the purchaser at any such sale of the Property, and such person shall not be bound to look after the application of the proceeds.

Appoint Receiver. Beneficiary shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Beneficiary’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Beneficiary shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance. If Borrower remains in possession of the Property after the Property is sold as provided above or Beneficiary otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at sufferance of Beneficiary or the purchaser of the Property and shall, at Beneficiary’s option, either (a) pay a reasonable rental for the use of the Property, (b) vacate the Property immediately upon the demand of Beneficiary, or (c) if such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Borrower expressly waives all damages sustained by reason thereof.

Sale of the Property. To the extent permitted by applicable law, Borrower hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Beneficiary shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Beneficiary shall be entitled to bid at any public sale on all or any portion of the Property. Trustee may convey all or any part of the Property to the highest bidder for cash with a general warranty binding Borrower, subject to prior liens and to other exceptions to the conveyance and warranty. Borrower waives all requirements of appraisement, if any. The affidavit of any person having knowledge of the facts to the effect that proper notice as required by the Texas Property Code was given shall be prima facie evidence of the fact that such notice was in fact given. Recitals and statements of fact in any notice or in any conveyance to the purchaser or purchasers of the Property in any foreclosure sale under this Deed of Trust shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Borrower, Borrower’s heirs, successors, assigns and legal representatives.

Proceeds. Trustee shall pay the proceeds of any sale of the Property (a) first, to the expenses of foreclosure, including reasonable fees or charges paid to the Trustee, including but not limited to fees for enforcing the lien, posting for sale, selling, or releasing the Property, (b) then to Beneficiary the full amount of the Indebtedness, (c) then to any amount required by law to be paid before payment to Borrower, and (d) the balance, if any, to Borrower.

Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice that party’s rights otherwise to demand strict compliance with that provision or any other provision. Election by Beneficiary to pursue any remedy provided in this Deed of Trust, the Indebtedness, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Deed of Trust after failure of Borrower to perform shall not affect Beneficiary’s right to declare a default and to exercise any of its remedies. To the extent permitted by law, Borrower waives any rights which Borrower might otherwise have under the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code.

Attorneys’ Fees; Expenses. If Beneficiary institutes any suit or action to enforce any of the terms of this Deed of Trust, Beneficiary shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Beneficiary which in Beneficiary’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness, be payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Beneficiary’s reasonable attorneys’ fees whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, environmental assessments, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Borrower will also pay any court costs, in addition to all other sums provided by law. In the event of foreclosure of this Deed of Trust, Beneficiary shall be entitled to recover from Borrower Beneficiary’s reasonable attorneys’ fees and actual disbursements necessarily incurred by Beneficiary in pursuing such foreclosure.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Beneficiary and Borrower: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Beneficiary under this Deed of Trust.

Operation of Property by the Trustee and Beneficiary. Upon the occurrence of an Event of Default, or any time thereafter, and in addition to all other rights herein conferred on the Trustee or Beneficiary, the Trustee or Beneficiary (or any person, firm or corporation designated by the Beneficiary) will have the right and power, but will not be obligated, to enter upon and take possession of any of the Property and of all books, records and accounts relating thereto, to exclude Borrower therefrom, and to hold, use, administer, manager and operate the same to the extent that Borrower could do so. the Trustee or Beneficiary, or any person, firm or corporation designated by the Beneficiary, may operate the Property without any liability to Borrower in connection with such operations except for failure to use ordinary care in the operation of the Property; and the Trustee or the Beneficiary, or any person, firm or corporation designated by the Beneficiary, will have the right to collect, receive and receipt for all Hydrocarbons produced and sold from the Property, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Borrower with respect to the Property. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid and the Indebtedness paid, said Property shall be returned to the Borrower (providing there has been no foreclosure sale).

Obligations to Notify. Trustee shall not be obligated to notify any other lienholder of the Property of the commencement of a foreclosure proceeding or of the commencement of any other action to which Beneficiary may avail itself as a remedy, except to the extent required by applicable law or by written agreement.

Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Beneficiary shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Substitute Trustee. Beneficiary, at its option, from time to time, and more than once, may appoint in writing a successor or substitute trustee, with or without cause, including the resignation, absence, death, inability, refusal or failure to act of the Trustee. The successor or substitute trustee may be appointed without ever requiring the resignation of the former trustee and without any formality except for the execution and acknowledgment of the appointment by the Beneficiary of this Deed of Trust. The successor or substitute trustee shall then succeed to all rights, obligations, and duties of the Trustee. This appointment may be made on behalf of Beneficiary by the President, any Vice President, Secretary, or Cashier of Beneficiary.

NOTICES TO Borrower AND OTHER PARTIES. Any notice under this Deed of Trust shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Beneficiary and Trustee informed at all times of Borrower’s current address.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Deed of Trust has been delivered to Beneficiary and accepted by Beneficiary in the State of Texas. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Financing Statement. To the extent permitted by law, this Deed of Trust shall serve as a Financing Statement covering all of Borrower’s interest in the equipment and fixtures now or hereafter located on the Oil and Gas Properties described in EXHIBIT “A” and covering all of the oil, gas and other minerals produced, saved and marketed from the Oil and Gas Properties described in EXHIBIT “A”, as well as the contract rights, general intangibles and accounts and proceeds attributable thereto, said production and accounts being financed at the wellhead of the wells located on the Oil and Gas Properties described in EXHIBIT “A”. This Deed of Trust shall be filed in the Real Estate Records of the counties which the Oil and Gas Properties are located.

Limitation of Interest. All agreements between Borrower and Beneficiary are expressly limited so that in no contingency or event whatsoever whether by reason of advancement of the proceeds of the Indebtedness, acceleration of maturity of the Indebtedness hereof, or otherwise, shall the amount paid or agreed to be paid to the Beneficiary for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest rate permissible under the laws of the State of Texas and of the United States, and in particular Article 5069 of the Texas Revised Civil Statutes, as amended (to the extent not preempted by Federal law, if any) and any subsequent revisions repeals, or judicial interpretations thereof, to the extent any of same are applicable hereto and thereto. If, from any circumstance whatsoever, fulfillment of any provisions hereof or of the Indebtedness or any other agreement referred to herein or therein shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Beneficiary shall ever receive as interest an amount which would be excessive interest, it shall (a) be applied to the reduction of the unpaid principal balance of the Indebtedness or (b) be refunded to Borrower and not to the payment of interest. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received on the Indebtedness evidenced or secured hereby that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Indebtedness so that such rate of interest on account of such Indebtedness, as so calculated, is uniform throughout the term thereof. This provision shall control every other provision of all agreements between Borrower and the Beneficiary.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Beneficiary in any capacity, without the written consent of Beneficiary.

Multiple Parties. All obligations of Borrower under this Deed of Trust shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Deed of Trust. Where any one or more of the parties are corporations or partnerships, it is not necessary for Beneficiary to inquire into the powers of any of the parties or of the officers, directors, partners, or agents acting or purporting to act on their behalf.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provisions shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

Successors and Assigns. Subject to the limitations stated in this Deed of Trust on transfer of Borrower’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Borrower, Beneficiary, without notice to Borrower, may deal with Borrower’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Deed of Trust or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Deed of Trust.

Waivers and Consents. Beneficiary shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Beneficiary. No delay or omission on the part of Beneficiary in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Beneficiary, nor any course of dealing between Beneficiary and Borrower, shall constitute a waiver of any of Beneficiary’s rights or any of Borrowers obligations as to any future transactions. Whenever consent by Beneficiary is required in this Deed of Trust, the granting of such consent by Beneficiary in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

SPECIAL PROVISIONS

Subject to the terms and conditions of the Environmental Addendum attached hereto and made a part hereof for all purposes.

EACH Borrower ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND EACH Borrower AGREES TO ITS TERMS.

EXECUTED this 11th day of April, 2003.

Borrower: ENERGYTEC, INC., a Nevada Corporation

By:	/s/ Frank W. Cole
FRANK W. COLE, its President

ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF Illegible

This instrument was acknowledged before me on this 11 day of April, 2003, by FRANK W. COLE, President of ENERGYTEC, INC., a Nevada Corporation on behalf of said corporation.

/s/ Sharron Buick
NOTARY PUBLIC - STATE OF TEXAS

After Recording, Return to:	Prepared in the Law Office of: Munson, Munson, Pierce & Cardwell, P.C. 301 W. Woodard, P. O. Box 1099 Denison, TX 75020 (903) 463-3750

ENVIRONMENTAL ADDENDUM TO OIL AND GAS DEED OF TRUST,

SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT,

DATED APRIL 11, 2003,

IN THE ORIGINAL PRINCIPAL AMOUNT OF $400,000.00,

EXECUTED BY ENERGYTEC, INC.

FOR THE BENEFIT OF AMERICAN BANK OF TEXAS

Environmental Law Compliance. The conduct of Grantor’s operations on the Property will not violate any federal laws, rules or ordinances for environmental protection, including, but not limited to, the following: Clean Air Act, 42 U.S.C. §7401 et. seq.; Federal Water Pollution Control Act, 33 U.S.C. §1251 et. seq.; Solid Waste Disposal Act, 42 U.S.C. §6901 et. seq.; Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “SUPERFUND”), 42 U.S.C. §9601 et. seq.; National Environmental Policy Act, 42 U.S.C. §4321 et. seq.; regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Grantor will not use or permit any other party to use any Hazardous Materials on the Property except such materials as are incidental to Grantor’s normal course of business, maintenance and repairs. Grantor shall provide Beneficiary, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of on, under or about the Property within five (5) days of the request therefore. Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

Notification. Grantor shall immediately advise Beneficiary in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting the Property; and (ii) all claims made or threatened by any third party against Grantor relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials. Grantor shall immediately notify Beneficiary of any remedial action taken by Grantor with respect to the Property.

Indemnification. Grantor shall indemnify, defend and hold Beneficiary and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including attorneys’ fees and court costs) arising from or in any way related to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials on or under the Property or in the surface or ground water located on or under the Property, or gaseous emissions from the Property or any other condition existing on the Property resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Grantor further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Grantor, regardless of whether the Grantor has paid the employee under the workers’ compensation laws of any state or other similar federal or state legislation for the protection of employees. The term “property damage” as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Grantor, the Beneficiary, and of any third parties. The Grantor’s obligations under this paragraph shall survive the repayment of the Secured Indebtedness and any deed in lieu of foreclosure or foreclosure of this Deed of Trust securing the Secured Indebtedness.

Access Onto Premises. Beneficiary and its successors and assigns are hereby granted an easement to enter and to authorize others to enter upon the Property for the purposes of conducting environmental investigations and audits (including taking physical samples) and such other action deemed necessary by lender to insure compliance by Grantor with all local, state or federal laws, rules or regulations. Grantor acknowledges that no adequate remedy at law exists for a violation of the easement granted herein and agrees that Beneficiary is entitled to specific performance of its rights under this easement. The easement granted herein shall continue until this Deed of Trust is cancelled or released of record.

GRANTOR: ENERGYTEC, INC., a Nevada Corporation

By:	/s/ Frank W. Cole
FRANK W. COLE, its President

EXHIBIT “A”

WADE BROTHERS GAS UNIT NO. 1

Oil and gas property known as Wade Brothers Gas Unit No. 1 as described in Unit Declaration recorded in Volume 286, Page 667 of the Deed Records of Rains County, Texas, as more fully described in Assignment and Bill of Sale from Scotchwood Group, Ltd., et al to Rockwall Marketing Corporation effective March 1, 1998 and recorded in Volume 359, Page 362, of the Deed Records of Rains County, Texas.